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                                                                    EXHIBIT 32.2



                  CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
                            PURSUANT TO 18 U.S.C. 1350

In connection with the Form 10-K (the "Report") of Ferro Corporation (the "Company") for the period ending December 31, 2004, I, Thomas M. Gannon, Vice President and Chief Financial Officer of the Company, certify that:

    (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Thomas M. Gannon
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Thomas M. Gannon
Vice President and Chief Financial Officer

Dated: March 31, 2006